RECEIVED

08 SEP 26 AM 9: 22

HEARINGS CLERK
EPA -- REGION 10

BEFORE THE
UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

IN THE MATTER OF:	)	
	)	
PERMA-FIX NORTHWEST RICHLAND, INC.	)	Docket No. RCRA-10-2008-0161
EPA ID No. WAR000010355	)	Consent Agreement and Final Order
Richland, Washington	)	
Respondent.	)	

I. AUTHORITY

1.1 This Consent Agreement and Final Order ("CAFO") is issued under the authority vested in the Administrator of the U.S. Environmental Protection Agency ("EPA") by Section 3008 of the Resource Conservation and Recovery Act (RCRA), 42 U.S. C. §6928 and Section 16 of the Toxic Substances Control Act (TSCA) 15 U.S.C. §2615. The Administrator has delegated the authority to issue the Final Order contained in Part VI of this CAFO to the Regional Administrator of EPA Region 10, who in turn has redelegated this authority to the Regional Judicial Officer.

1.2 The State of Washington has a federally authorized State hazardous waste program pursuant to Section 3006 of RCRA, 42 U.S.C. §6926, which administers most RCRA requirements.

1.3 Notification of this action has been given to the Washington State Department of Ecology (Ecology) in accordance with Section 3008(a)(2) of RCRA, 42 U.S.C. §6928(a)(2).

1.4 Pursuant to Section 3008 of RCRA, 42 U.S.C. §6928 and Section 16 of TSCA, 15 U.S.C. §2615, and in accordance with Section 22.13(b) of the "Consolidated Rules of Practice Governing the Administrative Assessment of Civil Penalties," 40 C.F.R. Part 22, EPA hereby issues, and Perma-Fix Northwest Richland Inc. (Respondent) hereby agrees to issuance, of the Final Order contained in Part VI of this CAFO.

II. PRELIMINARY STATEMENT

2.1 In accordance with 40 C.F.R. §§22.13(b) and 22.45(b), issuance of this CAFO commences this proceeding, which will conclude when the Final Order contained in Part VI of this CAFO becomes effective.

2.2 A concise statement of the factual basis for each RCRA and TSCA violation alleged, together with specific references to the permit provisions and/or to the provisions of RCRA, TSCA, and implementing regulations Respondent is alleged to have violated, appears in Part III of this CAFO.

III. ALLEGATIONS

3.1 Beginning June 13, 2007, Respondent, Perma-Fix Northwest Richland, Inc., became, and is currently, the owner and operator of the "facility" as defined at 40 C.F.R. §260.10, located at 2025 Battelle Blvd., Richland, Washington 99352.

3.2 At all times relevant to these violations, the facility processed mixed (radioactive and hazardous) waste and polychlorinated biphenol (PCB) waste pursuant to a permit and PCB approval (Permit No. WAR000010355) issued and administered jointly by EPA and Ecology for the storage and treatment of mixed waste and the storage and disposal of mixed-TSCA regulated PCB wastes.

3.3 Prior to June 13, 2007, the facility was owned and operated by the former permittee, Pacific EcoSolutions, Inc (PEcoS). On June 13, 2007, the facility was acquired by Respondent. Respondent became the owner and operator and the permit was transferred to Respondent.

3.4 The facility is permitted for thermal treatment, compaction, and stabilization of low-level radioactive waste and radioactive mixed hazardous waste.

3.5 The violations alleged in this CAFO are based on information obtained during a March 6, 2007 EPA and Ecology inspection and on information obtained subsequent to that inspection. On June 14, 2007, EPA issued a Notice of Violation (NOV) and a notice that, if the violations were not promptly cured, the facility would be deemed unacceptable for receipt of Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) remedial wastes. EPA cited alleged violations of the permit, of Washington State dangerous waste regulations, and of TSCA, including prolonged storage of dangerous waste and PCB waste for greater than one year, failure to manage mixed-TSCA regulated PCB waste properly, and failure to properly manage dangerous waste generated during treatment of low-level waste. All violations cited in the NOV occurred prior to the date Respondent acquired or operated the facility. On September 24, 2007, EPA notified Respondent that, based on information provided

by Respondent, EPA had determined that the violations were no longer on-going; therefore the Perma-Fix Northwest Richland facility remained acceptable for the receipt of off-site wastes generated as a result of removal or remedial activities under CERCLA.

Count 1: Storage Of RCRA Waste Generated On-site For More Than One Year

3.6 Permit condition 2.11 of Attachment LL provides that on-site generated waste will be treated and/or shipped off-site within one year after generation.

3.7 At the time of the inspection on March 6, 2007, in Storage Bay WSB4 at the facility, PEcoS was storing 42 containers of RCRA listed mixed waste that had been generated by PEcoS more than one year prior to the date of the inspection.

3.8 PEcoS violated Permit condition 2.11 of Attachment LL by storing RCRA waste on site for more than one year. Each container of RCRA waste stored on site for more than one year constitutes a separate violation.

Count 2: Failure To Dispose Of TSCA PCB Waste In Storage Within 365 Days

3.9 Permit condition II.F.5.f requires that within 365 days after waste receipt or generation, TSCA regulated PCB waste must be treated and shipped off-site, if necessary, for final disposal.

3.10 At the time of the EPA inspection on March 6, 2007, PEcoS was storing eight drums of TSCA-regulated PCB waste for greater than 365 days. Previous extensions granted by EPA to the 365-day limit on continued storage of PCB waste had expired on September 30, 2006 and no new extensions had been granted.

3.11 PEcoS violated Permit condition II.F.5.f. by failing to properly dispose of TSCA regulated PCB waste within 365 days.

Count 3: Failure To Manage Mixed-TSCA Regulated PCB Waste In Accordance With The Permit

3.12 Permit condition II.A.7 prohibits management of mixed-TSCA regulated PCB waste in the Stabilization Building.

3.13 A shipment of 219 drums brought to the PEcoS facility for processing had no indication that PCBs were present. During the initial screening, one drum was found to contain a small vial of liquid and marked to be held for further investigation. The drum was nevertheless compacted in the Stabilization Building and placed in a burial box for return to the generator. The liquid generated from the compaction contained 80 ppm PCBs.

3.14 PEcoS violated Permit Provision II.A.7 by managing the drum of mixed-TSCA regulated PCB waste in the Stabilization Building.

Count 4: Failure To Label Containers Of Dangerous Waste

3.15 Permit condition 1.8 of Attachment LL requires that containers managed at the facility be labeled in a manner which identifies the major risks associated with the contents of the containers [in accordance with WAC 173-303-160 (3)] and that, upon transfer of waste from one container to another, new labels must be generated and placed on the new container.

3.16 At the time of the inspection, inspectors observed one sealed B-25 metal burial box that had no label on it to identify the generator, accumulation start date, or contents.

3.17 Inspectors observed a 30 gallon container labeled "satellite accumulation." This drum contained bag house filters that PEcoS personnel identified as hazardous

waste. The container did not have the words "hazardous waste" or "dangerous waste" written on it, nor was it marked with a label or sign identifying the major risks associated with the waste.

3.18 PEcoS violated Permit condition 1.8 of Attachment LL by failing to label containers in a manner which identifies the major risks associated with the contents of the containers.

Count 5a: Failure To Determine If A Generated Solid Waste Is A Dangerous Waste

3.19 WAC 173-303-070(1) [and 40 C.F.R. §262.11] requires that any person who generates a solid waste (including recyclable materials) that is not exempted or excluded must determine whether or not their solid waste is designated. Any person who determines by these procedures that their waste is designated DW (dangerous waste) or EHW (extremely hazardous waste) is subject to all applicable requirements of the chapter.

3.20 At the time of the inspection, the inspectors observed incinerators SB1 and SB2, which process low level radioactive, non-hazardous waste, debris, and equipment. The treatment process generates ash and baghouse dust. PEcoS had not made waste determinations for either the ash or the baghouse dust.

3.21 Subsequent to EPA's inspection, these two waste streams were sampled on June 25, 2007 and on August 16, 2007. Analysis of these samples indicated that the baghouse dust exhibited the characteristic of toxicity for cadmium (D006). The incinerator ash did not exhibit the characteristic of toxicity for any analyzed constituents.

3.22 PEcoS violated WAC 173-303-070(1) [and 40 C.F.R. §262.11] by failing to make a hazardous waste determination for solid waste (the baghouse dust and ash) it had generated.

Count 5b: Failure To Determine Whether Hazardous Waste Must Be Treated To Meet Land Disposal Restrictions [LDRs]

3.23 WAC 173-303-140(2)(a) incorporates by reference the land disposal restrictions at 40 CFR Part 268 for wastes designated in accordance with WAC 173-303-070. 40 CFR §268.7 requires, among other things, that a generator of hazardous waste must determine if the waste must be treated before it can be land disposed. If the waste or contaminated soil does not meet the treatment standards in 40 C.F.R. §§268.40, 268.45, or 268.49, or if the generator chooses not to make the determination, with the initial shipment of waste to each treatment or storage facility, the generator must send a one-time written notice to each treatment or storage facility receiving the waste and must place a copy in the file.

3.24 PEcoS did not make the LDR determinations and notifications required by 40 CFR §268.7 for the baghouse dust that exhibited the characteristic of toxicity for cadmium (D006).

3.25 PEcoS violated WAC 173-303-140 (2)(a) [which incorporates by reference the land disposal restrictions at 40 CFR Part 268] by failing to determine if the waste (the baghouse dust) it had generated needed to be treated before it could be land disposed.

Count 5c: Transporting a Dangerous Waste Without a Manifest

3.26 WAC 173-303-180 [and 40 C.F.R. §262.20(a)] requires that before transporting dangerous waste or offering dangerous waste for transport off the site of

generation, the generator must prepare a manifest and must follow all applicable procedures.

3.27 Without a manifest, PEcoS transported, or offered for transport, off the site of generation the baghouse dust generated by processing low level radioactive, non-hazardous waste, debris and equipment. The baghouse dust exhibited the hazardous characteristic of toxicity for cadmium (D006).

3.28 PEcoS violated WAC 173-303-180 [and 40 C.F.R. §262.20(a)] by transporting, or offering for transport, dangerous waste (the baghouse dust) without a manifest.

<u>Count 5d: Disposal of a Dangerous Waste at an Unpermitted Facility</u>

3.29 Pursuant to WAC 173-303-141 [and 40 C.P.R. §262.20(b)] a person may offer a designated dangerous waste only to a treatment storage and disposal (TSD) facility operating either under interim status or a RCRA permit.

3.30 PEcoS offered for transport off the site of generation the baghouse dust generated by processing low level radioactive, non-hazardous waste, debris and equipment. The baghouse dust exhibited the characteristic of toxicity for cadmium (D006).

3.31 PEcoS disposed of the baghouse dust at the radioactive waste disposal facility operated by US Ecology, Washington Inc. This radioactive waste disposal facility is not a TSD facility operating under interim status or a RCRA permit.

3.32 PEcoS violated WAC 173-303-141 [and 40 C.F.R. §262.20(b)] by offering a dangerous waste, the baghouse dust, for disposal to a facility (US Ecology,

Washington Inc., radioactive waste disposal facility) that has neither a RCRA permit nor interim status.

Count 6: Failure to Properly Label Containers of Used Oil

3.33 WAC 173-303-515(6) [which incorporates 40 C.F.R. §279.22(c)(1) by reference] requires that containers and above-ground tanks used to store used oil at generator facilities must be labeled or marked clearly with the words "Used Oil."

3.34 At the time of the inspection, the inspectors observed, outside the facility maintenance shop located inside the low level part of the facility, three drums of used oil that were labeled "waste oil." The drums of used oil were being accumulated prior to being sent offsite for recycling. During the inspection, facility personnel corrected the drum labels to read "Used Oil."

3.35 PEcoS violated WAC 173-303-515(6) [and 40 C.F.R. §279.22(c)] by failing to properly label three drums of used oil. Each such failure to properly label used oil containers constitutes a separate violation.

Count 7: Failure To File Exception Reports For Waste Shipments With Unsigned Manifests

3.36 WAC 173-303-220(2)(b) [and 40 C.F.R. §262.42(a)(2)] requires that a generator must submit an exception report to Ecology if he has not received a copy of a manifest with the handwritten signature of the owner/operator of the designated facility within forty-five days of the date the waste was accepted by the initial transporter.

3.37 At the time of the inspection, PEcoS did not have a copy of the manifest with the handwritten signature of the owner/operator of the designated facility for an outgoing manifest dated March 29, 2006. PEcoS had not submitted an exception report to Ecology for this waste shipment.

3.38 After the inspection, on or about April 16, 2007, PEcoS completed a review of its manifest files and found 7 additional outgoing hazardous waste manifests for which PEcoS did not have a copy with the handwritten signature of the owner/operator of the designated facility. Perma-Fix provided this information to EPA and Ecology on July 24, 2007. An exception report for these manifests was submitted to Ecology on or about July 26, 2007.

3.39 On or about July 27, 2007, Perma-Fix completed another review of the facility's manifest files and found 6 additional outgoing hazardous waste manifests for which Perma-Fix did not have a copy with the handwritten signature of the owner/operator of the designated facility. An exception report for these manifests was submitted to Ecology on or about August 1, 2007.

3.40 PEcoS violated WAC 173-303-220(2)(b) [and 40 C.F.R. §262.42(a)(2)] by failing to timely submit exception reports for 14 waste shipments that lacked signed manifests. Each such failure to timely submit exception reports constitutes a separate violation.

IV. CONSENT AGREEMENT

4.1 Respondent admits the jurisdictional allegations contained in Part III of this CAFO.

4.2 Respondent neither admits nor denies the specific factual allegations contained in Part III of this CAFO. This CAFO is entered into for settlement purposes only and is not an admission of liability.

4.3 Pursuant to Section 3008(a)(3) and (g) of RCRA, 42 U.S.C. §6925(a)(3) and (g), Section 16 of TSCA, 15 U.S.C. §2615, and based on the allegations above, the

nature of the violations, Respondent's good faith efforts to comply with applicable requirements, and Respondent's prompt cooperation with EPA regarding the above allegations, Complainant has determined and Respondent agrees that an appropriate penalty to settle this action is $304,500.00 for the full and final resolution of all allegations contained in Part III of this CAFO.

4.4 By no later than December 1, 2008, Perma-Fix shall submit to EPA and Ecology a ***Current Conditions of Operation Report***, the contents of which are described in Attachment A.

4.5 By no later than October 30, 2008, Perma-Fix shall submit to EPA and Ecology for review a revised Sampling Plan for the low level thermal baghouse residues to ensure that composite samples represent only a single waste receipt. Perm-Fix shall implement the Sampling Plan upon EPA approval.

4.6 By no later than December 1, 2008, Perma-Fix shall submit to EPA and Ecology a permit modification to reduce to 180 days the period of time that PCB-containing wastes obtained for demonstration testing can be stored at the facility.

4.7 In accordance with Permit section III.D.1. and Attachment LL, Perma-Fix shall complete testing and achieve implementation of an Electronic Tracking System (ETS) by no later than December 31, 2008. The ETS shall include barcode readers that record location of containers; shall indicate all times at which containerized mixed waste and mixed-TSCA regulated PCB wastes were removed from and returned to designated staging, storage, segregation, and treatment areas; and shall provide an Aging Report showing all the containers and the number of days on-site as well as the Inventory Volume compared to the Permitted Limit for any given location.

4.8 Respondent consents to the issuance of the Final Order set forth in Part VI below and agrees to pay the total civil penalty set forth in Paragraph 4.3 above within 30 days of the effective date of the Final Order.

4.9 Payment under this CAFO shall be made by cashier's check or certified check, payable to the order of "U.S. Treasury" and shall be delivered to the following address:

U.S. Environmental Protection Agency
Region 10
Fines and Penalties
Cincinnati Finance Center
P.O. Box 979077
St. Louis, MO 63197-9000

Respondent shall note on the check the title and docket number of this case.

4.10 Respondent shall submit a photocopy of the check described above to:

Regional Hearing Clerk
U.S. Environmental Protection Agency
Region 10, Mail Stop ORC-158
1200 Sixth Avenue, Suite 900
Seattle, Washington 98101

Sylvia Burges
U.S. Environmental Protection Agency
Region 10, Mail Stop OCE-127
1200 Sixth Avenue, Suite 900
Seattle, Washington 98101

4.11 Should Respondent fail to pay the penalty assessed by this CAFO in full by its due date, the entire unpaid balance of penalty and accrued interest shall become immediately due and owing. If Respondent fails to pay the penalty assessed, Respondent may be subject to a civil action to collect the assessed penalty.

4.12 Should Respondent fail to pay any portion of the penalty assessed by this CAFO in full by its due date set forth in Paragraph 4.8, Respondent shall also be responsible for payment of the following amounts:

a. Interest. Any unpaid portion of the assessed penalty shall bear interest at the rate established by the Secretary of the Treasury pursuant to 31 U.S.C. §3717(a)(1) from the effective date of the Final Order contained herein, provided, however, that no interest shall be payable on any portion of the assessed penalty that is paid within 30 days of the effective date of the Final Order contained herein.

b. Handling Charge. Pursuant to 31 U.S.C. §3717(e)(1), a monthly handling charge of $15 shall be paid if any portion of the assessed penalty is more than 30 days past due.

c. Nonpayment Penalty. Pursuant to 31 U.S.C. §3717(e)(2), a nonpayment penalty of 6% per annum shall be paid on any portion of the assessed penalty that is more than 90 days past due, which nonpayment shall be calculated as of the date the underlying penalty first becomes past due.

4.13 The penalty described in Paragraph 4.3. above, including any additional costs incurred under Paragraph 4.12, represents an administrative civil penalty assessed by EPA and shall not be deductible for purposes of federal taxes..

4.14 The undersigned representative of Respondent certifies that he or she is fully authorized to enter into terms and conditions of this CAFO and to bind Respondent to the terms of this CAFO.

4.15 Except as described in Paragraph 4.12 of this CAFO, each party shall bear its own costs in bringing or defending this action.

4.16 Respondent expressly waives any rights to contest the allegations and waives any right to appeal the set forth in Part VI. below.

4.17 The provisions of this CAFO shall bind Respondent and its agents, servants, employees, successors, and assigns.

4.18 Deadlines and timeframes in this CAFO may be modified by EPA at EPA's sole discretion upon Respondent's written request. Respondent shall not expect that such requests will necessarily be granted. The expectation of the parties is that Respondent shall meet all the timeframes and deadlines set forth in this CAFO.

4.19 The above provisions are STIPULATED AND AGREED UPON by Respondent and Complainant.

V. CERTIFICATION OF COMPLIANCE

5.1 Respondent hereby certifies that as of the date of execution of this CAFO, its facility is in compliance with its permit and with all applicable requirements of RCRA and TSCA.

FOR RESPONDENT PERMA-FIX NORTHWEST RICHLAND INC.

[signature]
Signature

Dated: 9/22/08

Print Name: LARRY McNAMARA
Title: VICE PRESIDENT

FOR COMPLAINANT U.S. ENVIRONMENTAL PROTECTION AGENCY
REGION 10

[signature]
JOAN C. SHIRLEY
Assistant Regional Counsel

Dated: 9/23/2008

PERMAFIX CAFO - Attachment A
Referenced in CAFO Paragraph 4.4
Contents of Current Conditions of Operation Report

I. Provide a table indicating the current status of each unit listed in the current permit: units currently operating at the PermaFix facility, units that have operated but have been closed in accordance with RCRA requirements, units never constructed.

II. Provide any paperwork or records for hazardous waste shipments that the Permittee has rejected over the life of the Permit.

III. Describe the air-handling system used to ventilate all enclosed waste management areas. Provide all records associated with inspections conducted by the local air authority and the local health department.

IV. Provide the following for the hazardous waste air handling system (and provide the same information for any air handling system connected to it):

- **a.** as-built engineering drawings
- **b.** description of the testing performed on the system
- **c.** current Standard Operating Procedures
- **d.** descriptions of any and all inspections and followup actions conducted by the Permittee over the life of the Permit and provide any and all associated records

V. For the hazardous waste facility, provide a drawing of the current building layout indicating all rooms, and all systems, tanks and equipment (units) installed in each room. For each unit, identify the corresponding permit conditions and provide:

- **a.** as-built engineering drawings
- **b.** piping and instrumentation diagrams
- **c.** the date of installation
- **d.** periods each year that the unit has been operable during the life of the permit and identify the frequency (e.g. daily, monthly) of use each year
- **e.** a description of the treatment or waste management occurring in the unit
- **f.** key operating parameters (such as waste feed rates or temperature controls)
- **g.** all existing permit-related inspections/records and identify the corresponding permit condition for each

VI. For each currently operating hazardous waste management unit, describe:

- **a.** the unit in which the waste is managed
- **b.** the controls in place for the waste management operation
- **c.** the facility Standard Operating Procedures
- **d.** the inspections conducted by the Permittee (both routine and non-routine) during the life of the Permit and provide all inspection-related documents.

VII. Provide a copy of each hazardous waste spill release and incident report for the past 12 months.

VIII. Provide a drawing of the current building layout for the entire facility.

VI. FINAL ORDER

6.1 The terms of the foregoing Consent Agreement are hereby ratified and incorporated by reference into this Final Order. Respondent is hereby ordered to comply with the terms of settlement contained in the Consent Agreement.

6.2 This CAFO constitutes a settlement by EPA of all claims for civil penalties pursuant to RCRA and TSCA for the particular violations alleged in Part III, above. In accordance with 40 C.F.R. §22.31(a), nothing in this CAFO shall affect the right of EPA or the United States to pursue appropriate injunctive or other equitable relief or criminal sanctions for any violations of law. This CAFO does not waive, extinguish, or otherwise affect Respondent's obligations to comply with all applicable provisions of RCRA and TSCA and regulations promulgated thereunder and with its permit.

6.3 If Respondent fails to comply with any requirement of this Final Order, Section 3008(g) of RCRA, Section 16 of TSCA, 15 U.S.C. §2615 and 40 C.F.R. Part 19 provide that Respondent shall be liable for a civil penalty of not more than $32,500.00 for each day of continued noncompliance.

6.4 This Final Order shall become effective upon filing.

SO ORDERED this 25th day of September, 2008.

[signature]

RICHARD G. MCALLISTER
Regional Judicial Officer
U.S. Environmental Protection Agency, Region 10

CERTIFICATE OF SERVICE

The undersigned certifies that the original of the attached **CONSENT AGREEMENT AND FINAL ORDER** in **In the Matter of: PERMA-FIX NORTHWEST, DOCKET NO.: RCRA-10-2008-0161** was filed with the Regional Hearing Clerk on September 26, 2008.

On September 26, 2008 the undersigned certifies that a true and correct copy of the document was delivered to:

Joan Shirley, Esquire
US Environmental Protection Agency
1200 Sixth Avenue, ORC-158
Suite 900
Seattle, WA 98101

Further, the undersigned certifies that a true and correct copy of the aforementioned document was placed in the United States mail certified/return receipt on September 26, 2008, to:

Irwin Steinhorn
Attorney at Law
Conner & Winters, LLP
211 N. Robinson, Suite 1700
Oklahoma City, OK 73102

Richard Grondin
Vice-President and General Manager
Perma-Fix Northwest Richland Inc.
2025 Battelle Blvd.
Richland, WA 99352

DATED this 26th day of September 2008.

Carol Kennedy
Carol Kennedy
Regional Hearing Clerk
EPA Region 10